(d)(2)(ii)

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily assets allocated to the Sub-Adviser)
Voya Diversified International Fund	November 18, 2014	Direct Investments(1) 0.135% Underlying Funds(2) 0.0300% on the first $500 million; 0.0250% on the next $500 million; 0.0200% on the next $1 billion; and 0.0100% in excess of $2 billion
Voya Diversified Emerging Markets Debt Fund	November 18, 2014	0.3150%
Voya Emerging Markets Equity Dividend Fund	November 18, 2014	0.4500% on the first $100 million; 0.4050% on the next $150 million; and 0.3600% on assets in excess of $250 million
Voya Global Bond Fund	November 18, 2014	0.1800%
Voya Global Equity Dividend Fund	November 18, 2014	0.3150%

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The term “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on November 18, 2014.

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily assets allocated to the Sub-Adviser)
Voya Global Perspectives Fund	November 18, 2014	Direct Investments(1) 0.1350% Underlying Funds(2) 0.0450%
Voya Global Value Advantage Fund	Close of business on May 22, 2015	0.3825% of first $500 million of assets 0.3600% on next $500 million of assets 0.3263% for assets in excess of $1 billion
Voya Russia Fund	November 18, 2014	0.5625%

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The term “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on November 18, 2014.